Exhibit 10.1

Zilog, Inc.

Severance Pay Plan

WHEREAS, the Board of Directors (the "Board") of Zilog, Inc. (the "Company") has determined that it is in the best interests of the Company and its stockholders to provide certain benefits to the Company's full-time employees based in the United States in the event their employment is terminated by the Company for any reason other than Cause (defined below) or Disability (defined below) or they resign for Good Reason (defined below) following a Change in Control (defined below),

NOW, THEREFORE, the Board had adopted this Severance Pay Plan (this "Plan"), effective as of the Effective Date (as defined below). The purpose of this Plan is to retain full-time employees in the United States by providing severance protection designed to bridge the gap in their earnings while they are between jobs and to counteract the need for such employees to seek new employment and leave the Company because of their loss of employment concerns stemming from a possible Change in Control.

Article I

Definitions and Interpretations

Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

"Applicable Multiplier" has the meaning specified in Section 2.02(a).

"Base Salary" has the meaning specified in Section 2.02(a).

"Benefit Commencement Date" has the meaning specified in Section 4.05

"Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by the Company or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay, as amended, or any successor to any of such plans.

"Benefit Service" means, with respect to any Participant, the number of years such Participant has been a full-time employee of the Company or any Subsidiary as of his or her Termination Date; provided, however, that any fractional year of Benefit Service shall be rounded up or down, as the case may be, to the next full year of Benefit Service and provided, further, if any Participant has been a full-time employee of the Company or any Subsidiary for less than one year as of his or her Termination Date, than for purposes of this Agreement such Participant shall be deemed to have been employed for one year.

"Board" has the meaning specified in the opening paragraph of this Plan.

"Cause" means one or more of the following: (i) Participant's failure to reasonably and substantially perform his employment duties or to observe Company policies in all material respects; (ii) Participant's willful misconduct or gross negligence which materially injures the Company; or (iii) Participant's conviction or plea of nolo contendere to a felony or other serious crime involving moral turpitude. In all of the foregoing cases, the Company shall provide written notice to Participant indicating in reasonable detail the event or circumstances that constitute Cause under this Plan, and, if such breach or failure is reasonably susceptible to cure, the Company will provide Participant with thirty days to cure such breach or failure prior to termination for Cause.

"Change in Control" means the first to occur after the date of this agreement of the following:

(a) dissolution, liquidation or a sale of 80% or more of the assets of the Company;

(b) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(c) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or comparable successor rule) of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors; or

(d) the time, during any twenty-four month period, at which individuals who, immediately following the Effective Date, constitute the Board (the "Incumbent

Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director at any time following the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Reference in this Plan to COBRA shall be deemed to include any amendments or successor provisions to COBRA and any regulations thereunder.

"Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

"Company" means Zilog, Inc., a Delaware corporation, and any Successor.

"Compensation Committee" means the Compensation Committee of the Board.

"Disability" means any illness, disability or other incapacity that renders Participant physically or mentally unable regularly to perform his duties hereunder for a period in excess or sixty (60) consecutive days or more than ninety (90) days in any consecutive twelve (12) month period. The Board shall make a good faith determination of whether Participant is physically or mentally unable to regularly perform his duties, subject to its review and consideration of any physical and/or mental health information provided to it by Participant as determined by a physician reasonably acceptable to the Company.

"Effective Date" means July 23, 2008.

"Good Reason" shall be deemed to exist if, without the Participant's approval (i) the Company or its successor materially reduces (by at least ten percent of either the Participant's (A) total base salary plus bonus opportunity or (B) ten percent of base salary) Participant's overall compensation, including annual base salary and bonus opportunity or (ii) Participant's principal place of employment is moved more than 50 miles from its location on the date of this Plan. Within 60 days of becoming aware of an event or circumstances that constitutes Good Reason under this Plan, Participant shall provide written notice, describing such event or circumstances in reasonable detail, to Company and Participant will provide the Company with thirty days to cure such diminution prior to termination for Good Reason.

"Participants" means all full-time employees of the Company who are based in the United States; provided, however, that except as the Compensation Committee may otherwise provide in writing, any individual who is not paid through the Company's payroll system, or who is classified by the Company for purposes of this Plan as an independent contractor (or some other non-common law employee category), shall not be a "Participant" under this Plan, notwithstanding such individual's subsequent or retroactive (i) payment through the Company's payroll system or (ii) classification or reclassification for tax or other purposes.

"Plan" means this Severance Pay Plan, as amended, supplemented or modified from time to time in accordance with its terms.

"Protection Period" means the period beginning on the occurrence of a Change in Control and ending on the last day of the twelfth month following such Change in Control

"Release" has the meaning specified in Section 4.05.

"Severance Amount" has the meaning specified in Section 2.02(a)(i).

"Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Zilog, Inc.

"Successor" means a successor to all or substantially all of the business, operations or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise).

"Termination Date" means, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 2.05 or the actual date of termination of such Participant's employment by the Company for any reason other than Cause or Disability.

"Termination Notice" means, with respect to any Participant, a notice from such Participant to the Company purporting to terminate such Participant's employment for Good Reason in accordance with Section 2.05.

Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Article II

Eligibility and Benefits

Section 2.01. Eligible Employees. This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

Section 2.02. Description of Benefits. (a) Subject to Sections 2.03 and 2.05, each Participant shall be entitled to receive the benefits described below if a Change in Control occurs after the Effective Date and if, during the Protection Period, either such Participant terminates his or her employment for Good Reason in accordance with Section 2.05 or the Company terminates such Participant's employment for any reason other than Cause or Disability:

(i) the Company shall pay to such Participant, in accordance with the provisions of Section 4.05, a lump sum cash payment equal to such Participant's Base Salary multiplied by such Participant's Applicable Multiplier (the "Severance Amount"); provided, however, that in no event shall the Severance Amount of any Participant exceed 50% of his or her Base Salary; and

(ii) for a period of six months following such Participant's Termination Date, the Company shall provide to each such Participant (and any qualified beneficiary of such Participant) all benefits under the Company's medical and dental insurance plans (excluding any life or disability); provided, however, that the benefits provided under this clause (ii) shall only be available to such Participant if such Participant (or his or her qualified beneficiaries) makes a timely COBRA election on or after such Participant's Termination Date to continue coverage under such medical and dental insurance plans.

For purposes of this Plan, "Base Salary" means, with respect to any Participant, the greater of (A) such Participant's annual base salary immediately prior to the date on which a Change in Control occurs and (B) such Participant's annual Base Salary as of the actual date of such Participant's termination by the Company for any reason other than Cause or Disability. Base salary means regular basic cash remuneration payable to a Participant for services rendered to the Company before deductions for taxes and other items withheld, but not including items such as bonuses, incentive compensation, stock options, restricted stock, perquisites, allowances, per diem payments, fringe benefits, special pay, awards or commissions. However, base salary shall include regular basic cash remuneration that is contributed by a Participant to a qualified retirement plan, nonqualified deferred compensation plan or similar plan sponsored by the Company but it shall not include earnings on those amounts. For purposes of this Plan, "Applicable Multiplier" means, with respect to any Participant, such Participant's years of Benefit Service as of the earlier of (x) the date on which an event occurs that results in such Participant terminating his or her employment for Good Reason and (y) the actual date of such Participant's termination by the Company for any reason other than Cause or Disability (provided that any Participant shall be entitled to at least one year's worth of Benefit Service even if that Participant has been employed for less than a year) times a fraction having a numerator of two and a denominator of 52.

(b) Notwithstanding anything to the contrary contained in this Plan, the benefits made available under this Plan to Participants expressly exclude outplacement services and financial counseling.

(c) In addition to any benefits paid pursuant to Section 2.02(a), each Participant shall be entitled to receive a lump sum payment in cash, paid in accordance with applicable law, as soon as practicable but no later than 10 days after the Termination Date, in an amount equal to all unused vacation time accrued by such Participant as of such Participant's Termination Date under the Company's vacation policy, plus all accrued but unpaid compensation earned by such Participant as of such Participant's Termination Date.

Section 2.03. Additional Provisions Relating to Benefits under Sections 2.02. (a) Notwithstanding anything to the contrary contained in this Plan, the Company's obligation to continue the benefits described in Section 2.02(a)(ii) for any Participant shall cease if and when such Participant becomes employed, on a full-time basis, by a third-party which provides such Participant with substantially similar benefits or otherwise when such Participant ceases to be eligible to continue group health plan coverage under COBRA.

(b) Notwithstanding anything to the contrary contained in this Plan, the amount of the Severance Amount payable to any Participant under this Plan shall be reduced, dollar for dollar, by the aggregate amount of all separation, severance or termination payments paid or payable to such Participant under (i) any Benefit Plan (other than this Plan), including the Company's Key Employee Protection Plan, (ii) any agreement between such Participant and the Company or (iii) any applicable law, statute, rule, regulation, order or decree (or other pronouncement having the effect of law) of any nation or governmental authority, including the Worker Adjustment and Retraining Notification Act.

Section 2.04. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

Section 2.05. Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a written notice of termination to the Company, which notice shall be in writing and signed by such Participant, shall be dated the date it is given to the Company, shall specify the termination date, shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Termination Notice given by a Participant that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. If the Company receives from any Participant a Termination Notice that it believes is invalid and ineffective as aforesaid, it shall promptly notify such Participant of such belief and the reasons therefor.

Section 2.06 409A. Notwithstanding any provision to the contrary in this Plan, no payment or distribution under this Plan which constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant's termination of employment will be made to the Participant unless the Participant's termination of employment constitutes a "separation from service" (as such term is defined in Treasury Regulations issued under Section 409A of the Code). In addition, no such payment or distribution will be made to the Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant's "separation from service" (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (ii) the date of the Participant's death, if the Participant is deemed at the time of such separation from service to be a "key employee" within the meaning of that term under Section 416(i) of the Code and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code. All payments and benefits which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or if earlier upon the Participant's death). It is intended that this Plan shall comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Section 409A of the Code. In furtherance of this intent, this Plan shall be interpreted, operated, and administered in a manner consistent with these intentions.

Article III

Claims Procedure and Dispute Resolution

Section 3.01. Claims for Benefits. Any claim relating to benefits under this Plan shall be submitted in writing to the Compensation Committee in such manner as it may direct. If the Compensation Committee determines that any claimant is not entitled to receive all or part of the benefits claimed, it will mail or deliver written notice to such claimant of (a) its determination and the reasons therefor, with appropriate references to pertinent Plan provisions, and (b) the procedure for review of its determination. Such notice shall, if appropriate, also explain how a claimant may perfect the claim and why submission of additional information is necessary to do so. Such notice shall be provided within 90 days after submission of the claim. If the claimant does not receive notice of a decision within such 90-day period, the claimant's claim shall be deemed denied.

Section 3.02. Administrative Appeal. An applicant for benefits whose claim has been denied in whole or in part, or the duly authorized representative of such claimant, may, within 60 days after receipt of written notice of such denial (or after the claim is deemed denied), request a review thereof and submit to the Compensation Committee in writing such additional information as the claimant desires. A claimant who submits a claim for review shall have a reasonable opportunity to submit issues and comments in writing and to review pertinent documents. The Compensation Committee will then render its final decision with the specific reasons therefore (including references to pertinent Plan provisions) and notify the claimant in writing of such decision within 60 days after the submission of such request for review. If the claimant does not receive notice of such decision within such 60-day period, the claim for review shall be deemed denied.

Section 3.03. Negotiation. Subject to Section 3.05, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan or a benefit claim for which a final administrative appeal has been denied (or deemed denied) pursuant to Section 3.02, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 3.05, either disputant may initiate arbitration of the matter as provided in Section 3.04. All negotiations pursuant to this Section 3.03 shall be held at the Company's principal offices in San Jose, California (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

Section 3.04. Arbitration. Subject to Section 3.05, any dispute or controversy (a) which arises out of or relates to this Plan or a benefit claim for which a final administrative appeal has been denied (or deemed denied) pursuant to Section 3.02 and (b) which has not been resolved by negotiations in accordance with Section 3.03 within 30 days of the effective date of the Dispute Notice shall, upon the request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall not be empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in San Jose, California.

Section 3.05. Exclusivity, etc. The dispute resolution procedures set forth in Sections 3.03 and 3.04 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee unless and until the Compensation Committee issues its decision in accordance with Sections 3.01 and 3.02. Any such determination by the Compensation Committee shall be final and may not be overturned unless such determination is found to be arbitrary and capricious or an abuse of discretion. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article III or for the purpose of enforcing any arbitration award made pursuant to Section 3.04.

Article IV

Miscellaneous Provisions

Section 4.01. Cumulative Benefits. Except as provided in Section 2.03(b), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

Section 4.02. No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. Except as otherwise provided in Section 2.03(a), the amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits.

Section 4.03. Amendment and Termination. The Board shall be entitled to amend or terminate this Plan at any time and for any reason; provided, however, that the Plan may not be amended or terminated during the Protection Period if such amendment would in any manner be adverse to the interests of any Participant without the consent of the affected Participant, except that, notwithstanding the foregoing, the Board may amend the Plan at any time and in any manner necessary to comply with applicable law, including, but not limited to Section 409A of the Code. If any Participant shall become entitled to benefits under this Plan during the term of this Plan, then, notwithstanding the termination or amendment of this Plan, the benefits payable hereunder to such Participant shall be paid in full.

Section 4.04. Administration. (a) The Compensation Committee is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in this Plan and, in addition, is given full power and final discretionary authority to:

(i) make determinations with respect to the administration of this Plan, construe and interpret its provisions, take all other actions deemed necessary or advisable for the proper administration of this Plan and determine all questions arising under this Plan, including the power to determine the rights or eligibility of Participants and any other persons, and the amounts of their benefits under this Plan, and to remedy ambiguities, inconsistencies or omissions;

(ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of this Plan;

(iii) enforce this Plan in accordance with its terms and in accordance with any rules of procedure and regulations adopted by the Compensation Committee pursuant to clause (ii) above; and

(iv) employ agents, attorneys, accountants or other persons (who also may be employed by the Company), and allocate, delegate or reallocate to them such powers, rights and duties as the Compensation Committee may consider necessary or advisable to properly carry out the administration of this Plan; provided, however, that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons are in writing.

(b) Subject to applicable law, any determination, construction or interpretation of the provisions of this Plan, and any decision on any matter within the discretion of the Compensation Committee, that is made by the Compensation Committee in good faith shall be binding on all persons. In case of any claim that the Compensation Committee (or any member thereof) did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

(c) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

(d) The Company shall indemnify and hold harmless each member of the Compensation Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission of such member acting in good faith in the performance of such functions or responsibilities. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

Section 4.05. Release of Claims. Subject to the provisions of Section 5.06 hereof, no Participant who incurs a Severance during the Change in Control Protection Period shall be eligible to receive any payments or other benefits under the Plan (other than payments under Section 2.02(c) hereof) unless, within forty-five (45) days following such Participant's Termination Date, he or she first executes an agreement (a "Release"), to be prepared by the Company, in which he or she releases the Company and its successors, assigns, divisions, subsidiaries, representatives, agents, officers, directors, stockholders and employees from any claims, demands and causes of action relating to all claims or liabilities of any kind (including any statutory claims under local or federal law) relating to his or her employment with the Company or a subsidiary thereof and the termination of the Employee's employment, and such Release becomes effective and has not been revoked by the employee by the fifty-fifth (55th) day following the date of termination. Provided that the Participant executes the Release in accordance with the requirements of this Section 5.06, any payments or other benefits under the Plan shall commence (the "Benefit Commencement Date") on or before the sixtieth (60th) business day following the Termination Date; all payments or benefits accrued during the period between the Termination Date and Benefit Commencement Date shall be provided in full on the Benefit Commencement Date. If the Participant does not execute and return such Release such that it does not become effective within the aforesaid period, the Participant shall cease to be entitled to any payments or benefits under this Plan.

Section 4.06. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution. Except as otherwise provided by law, no benefit, right or interest of any Participant under this Plan shall be subject to pledge, encumbrance, charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, debts, liabilities or other obligations.

Section 4.07. Consolidations, Mergers, Etc. The Company will require any person, firm or entity which becomes its Successor to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Company would be required to perform hereunder if no such succession had taken place.

Section 4.08. Benefit and Burden. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

Section 4.09. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed (a) if to the Company, at the Company's principal office address or such other address as the Company may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Chief Financial Officer, and (b) if to any Participant, at his or her residence address on the records of the Company or to such other address as he or she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

Section 4.10. Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) and other payments which it is required to withhold therefrom.

Section 4.11. No Employment Rights Conferred. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

Section 4.12. Governing Law. This Plan shall be governed in accordance with the laws of the State of California (without giving effect to conflicts of laws principles thereof) and applicable federal law.